SECURITIES & EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 11, 2003
                                                        ----------------


                             CENTRAL COAST BANCORP
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



STATE OF CALIFORNIA                     0-25418                77-0367061
-----------------------------          ----------           ----------------
(State or other jurisdiction)         (Commission file      (I.R.S. Employer
of incorporation or organization)      number)              Identification No.)



301 Main Street, Salinas, California                            93901
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(Address of Principal Executive Offices)                      (Zip Code)

Registrants telephone number including area code:          (831) 422-6642
                                                        --------------------

                                Not Applicable
         -------------------------------------------------------------
        (Former name or former address, if changed since last report).



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Item 5.  Other Events.

      Community Bank of Central California (the "Bank"), a subsidiary of the Registrant, has been served with an Application for Writ of Mandate, filed on April 2, 2003 by the City of King, California, in Monterey County Superior Court. The Writ of Mandate seeks to obtain the return from the Bank of approximately $4.4 million which the City of King alleges are general fund monies it deposited with the Bank in a certificate of deposit. The certificate of deposit was assigned to the Bank as collateral security for a loan in the amount of $4.4 million made by the Bank to a private real estate developer (a limited liability company) in connection with a redevelopment project undertaken by the borrower under a contract with the City of King and/or its Community Development Agency. The aggregate amount of the two loans currently outstanding and past due in respect of this project is approximately $9.0 million. The other loan made by the Bank to the developer of this project is secured by a first deed of trust on the project in the approximate amount of $4.6 million. The certificate of deposit matured on March 30, 2003 and the $4.4 million loan became due on April 3, 2003. Because the loan was not paid on the due date, the Bank considers the loan impaired under applicable accounting standards. The Bank advised the City of King of its intention to apply the proceeds of the certificate of deposit to payment of the loan. A dispute exists regarding the legality of the assignment of the certificate of deposit to the Bank, and a hearing on the Application for Writ of Mandate is currently scheduled for May 8, 2003. If the Superior Court rules in favor of the City of King, and the decision becomes final, the Bank could sustain the loss of the certificate of deposit as collateral security for the loan. In such event, the entire $4.4 million would likely become a charge to the Bank's allowance for loan losses because the nature and extent of other sources of recovery available to the Bank are uncertain at present. The outcome of this dispute is uncertain at the present time; however, the Bank's disagreement with the allegations in the Application for Writ of Mandate has been communicated to the City of King, and the Bank intends to vigorously defend its rights in respect of the certificate of deposit.





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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       CENTRAL COAST BANCORP


Date:  April 11, 2003                By: /s/ ROBERT M. STANBERRY
                                       ----------------------------
                                       Robert M. Stanberry, CFO



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